UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2007

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 392-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal officers; Compensatory Arrangements of Certain Officers

On January 24, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of SiRF Technology Holdings, Inc. (the “Company”) reviewed the Company’s Executive Performance Compensation Plan (the “Executive Plan”), which was originally adopted in 2006. The Committee approved changes to the target net operating profits as a percentage of total revenue that the Company must achieve in order for participants to earn a bonus under the Executive Plan. All other terms and conditions of the Executive Plan remain unchanged. Individual bonus amounts will be determined by applying the bonus percentage to each executive’s annual paid compensation, less any bonus amounts paid under the Company’s Employee Profit Sharing Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2007

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Geoff Ribar
Geoff Ribar
Senior Vice President Finance and
Chief Financial Officer